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                                                                 Exhibit No. 11


                                   [LETTERHEAD]




                         CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees and Shareholders of Phoenix-Engemann Funds:


We consent to the incorporation by reference in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of Phoenix-Engemann Funds
(formerly Pasadena Investment Trust) (File Nos. 33-1922 and 811-4506) of our report dated February 14, 1997 on our audit of the financial statements and financial highlights of The Pasadena Growth Fund, The Pasadena Nifty Fifty Fund, The Pasadena Balanced Return Fund, The Pasadena Global Growth Fund and The Pasadena Small & Mid-Cap Growth Fund which report is included in the
Annual Report to Shareholders for the year ended December 31, 1996 which is incorporated by reference in the Registration Statement. We also consent to the references of our Firm under the captions "Financial Highlights" and "General Information" in the Prospectus.


/s/ COOPERS & LYBRAND L.L.P.


Los Angeles, California
July 31, 1997